Exhibit 10.1

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
DESIGNLINE INTERNATIONAL CORPORATION
(a Delaware corporation)
JASPER VENTURES INC.
(a Nevada corporation)
and
JASPER MERGER SUB INC.
(a Delaware corporation)

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of the 5th day of October, 2009, by and among DesignLine International Corporation, a Delaware corporation (“DL”), Jasper Ventures Inc., a Nevada corporation (“Parent”) and Jasper Merger Sub Inc., a Delaware corporation (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, Merger Sub is a corporation duly organized and validly existing under the laws of the State of Delaware having an authorized capital stock of 100 shares of common stock, $0.0001 par value (“Merger Sub Common Stock”); and

WHEREAS, DL is a corporation duly organized and validly existing under the laws of the State of Delaware having an authorized capital stock of 70,000,000, consisting of 55,000,000 shares of common stock, $0.0001 par value (“DL Common Stock”) and 15,000,000 shares of preferred stock, $0.0001 par value; and

WHEREAS, the Board of Directors of Merger Sub and the Board of Directors of DL deem it advisable and in the best interests of their respective corporations and stockholders that the merger of Merger Sub with and into DL, as provided for herein (the “Merger”), be consummated in accordance with the provisions of the General Corporation Law of the State of Delaware, and upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Board of Directors of Merger Sub, by appropriate corporate action, has duly authorized, approved and adopted this Agreement; and

WHEREAS, the Board of Directors of DL, by appropriate corporate action, has duly authorized, approved and adopted this Agreement; and

WHEREAS, the Merger is intended to constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
THE MERGER

1.1 Merger of Merger Sub with and into DL. In accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware, at the Effective Time (as defined in Section 1.4 hereof), Merger Sub shall be merged with and into DL, whereupon the separate existence of Merger Sub shall cease and DL shall be the surviving entity (hereinafter sometimes referred to as the “Surviving Entity”). After the Effective Time, DL shall continue its existence as a Delaware corporation, and shall conduct its business as the Surviving Entity using the name “DesignLine International Corporation.”

1.2 Effect of the Merger.

(a) At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, at the Effective Time, DL shall thereupon and thereafter possess, without other transfer, all the rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of both Merger Sub and DL, and be subject to all the restrictions, disabilities and duties of both Merger Sub and DL; and all the rights, privileges, powers and franchises of both Merger Sub and DL, and all the property, real, personal and mixed, and all debts due to both Merger Sub and DL, on whatever account as well as all other things in action belonging to either Merger Sub or DL, shall, without other transfer, be vested in DL; and all property, rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Merger Sub, and all and every other interest of Merger Sub, shall, without other transfer, be thereafter the property of DL as they were of Merger Sub, and the title to any real estate vested in Merger Sub under any applicable laws by deed or otherwise shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of Merger Sub shall be preserved unimpaired, and all debts, liabilities and duties of Merger Sub shall thenceforth attach to DL and may be enforced against DL to the same extent as if said debts, liabilities and duties had been incurred or contracted by DL.

(b) From and after the Effective Time and until further amended in accordance with the General Corporation Law of the State of Delaware, the Certificate of Incorporation of DL shall be the Certificate of Incorporation of the Surviving Entity.

(c) From and after the Effective Time and until altered, amended or repealed in accordance with applicable law, the Bylaws of DL as in effect at the Effective Time shall be the Bylaws of the Surviving Entity.

(d) The directors and officers of DL at the Effective Time shall be the directors and officers of the Surviving Entity, and the directors and officers of Merger Sub at the Effective Time, to the extent that they are not directors or officers of DL at the Effective Time, shall not be directors and officers of the Surviving Entity at and after the Effective Time.

1.3 Additional Actions. If, at any time after the Effective Time, DL shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable: (a) to vest, perfect or confirm, of record or otherwise, in DL, title to and possession of any property or right of Merger Sub acquired or to be acquired by reason of, in connection with, or as a result of the Merger; or (b) otherwise to carry out the purposes of this Agreement, Merger Sub and its directors and stockholders shall be deemed to have granted to DL an irrevocable power of attorney, coupled with an interest, to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in DL and otherwise to carry out the purposes of this Agreement; and the directors and officers of DL are fully authorized in the name of Merger Sub or otherwise to take any and all such action.

1.4 Effective Time. The Effective Time of the Merger (the “Effective Time”) shall be the time at which the Certificate of Merger merging Jasper Merger Sub Inc., a Delaware corporation, with and into DesignLine International Corporation, a Delaware corporation, as filed with the Secretary of State of the State of Delaware is effective.

ARTICLE II
CONVERSION OF SECURITIES

2.1	Conversion and Payment.

(a)
Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.0001 par value per share, of the Surviving Corporation.

(b)
Conversion of DL Common Stock. At the Effective Time, each share of DL Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one-seventh of a share of common stock, $0.001 par value per share (the “Merger Consideration”) of Parent. Fractional shares shall be issued if required. At the Effective Time, all such shares of DL Common Stock (other than the shares canceled pursuant to Section 2.1(c)) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate formerly representing any of such DL Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(c)
Cancellation of Treasury Stock, DL-Owned Stock and Parent-Owned Stock. Each share of DL Common Stock that is directly owned by DL, Merger Sub or by any of their respective wholly-owned subsidiaries immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Each share of Parent common stock that is directly owned by DL immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefore.

(d)
Legends. Each certificate issued in accordance with this Section 2.1 shall be endorsed with all restrictive legends deemed appropriate by the Surviving Entity and Parent and their respective counsel and shall be issued promptly following the Merger.

ARTICLE III
TERMINATION

3.1 Termination. Notwithstanding approval of this Agreement by the stockholders of DL or by the stockholders of Merger Sub, at any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by agreement of either the Board of Directors of Merger Sub or the Board of Directors of DL. The filing of this Agreement or a Certificate of Merger with the Secretary of State of Delaware pursuant to Section 1.4 hereof shall constitute certification that this Agreement of Merger has not theretofore been terminated.

ARTICLE IV
MISCELLANEOUS

4.1 Counterparts. This Agreement may be executed in one or more counterparts, including by way of electronic transmission, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

4.2 Waiver. Any party may, at its option, extend the time for performance of any of the obligations or acts of any other party and may waive in writing any or all of the conditions contained herein to which its obligations hereunder are subject or compliance by other parties with any other matter in this Agreement.

4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and DL have caused this Agreement and Plan of Merger to be executed on their behalf by their respective officers, hereunto duly authorized, and the undersigned acknowledge that the acts and deeds hereby are true acts and deeds of Parent, Merger Sub and DL.

Jasper Merger Sub Inc.,
a Delaware corporation

By: /s/ Brad Glosson
Name: Brad Glosson
Title: Chief Executive Officer

Jasper Ventures Inc.,
a Nevada corporation

By: /s/ Brad Glosson
Name: Brad Glosson
Title: Chief Executive Officer

DesignLine International Corporation,
a Delaware corporation

By: /s/ Brad Glosson
Name: Brad Glosson
Title: Chief Executive Officer

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